                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant To Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               ----------------

                     Interactive Flight Technologies, Inc.
                (Name of Registrant as Specified In Its Charter)

                               ----------------

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC
                               3070 W. POST ROAD
                              LAS VEGAS, NV 89118

                                                                   July 11, 1996

Dear Fellow Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Interactive Flight Technologies, Inc. (the "Company"), to be held at the Company's New York office located at 44 East 55th Street, New York, New York 10019, Fifth Floor, on August 12, 1996, at 10:00 a.m., local time.

  At the Annual Meeting, in addition to the election of directors and the appointment of independent auditors, you will be asked to consider and approve certain modifications of the terms of an escrow agreement pursuant to which certain of the Company's Class B Common Stock owned by officers and directors of the Company are held. You will also be asked to consider and approve an increase in the number of shares of the Company's Class A Common Stock for which options may be granted under the Company's 1994 Stock Option Plan.

  The enclosed proxy statement contains important information concerning the directors to be elected at the Annual Meeting and the other proposals to be considered at the Annual Meeting. We hope you will take the time to study it carefully. Your vote is very important, regardless of how many shares you own. Even if you presently plan to attend our Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying self-addressed postage prepaid envelope. If you do join us at the Annual Meeting and wish to vote in person, you may revoke your proxy at that time.

                                          Sincerely,

                                          /s/ Michail Itkis
                                          Michail Itkis
                                          Chairman of the Board and
                                          Chief Executive Officer

   PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU
                INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                               3070 W. POST ROAD
                              LAS VEGAS, NV 89118

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                                 JULY 11, 1996

                               ----------------

To the Stockholders of
INTERACTIVE FLIGHT TECHNOLOGIES, INC.:

  NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Interactive Flight Technologies, Inc., a Delaware corporation (the "Company") will be held at the Company's New York office located at 44 East 55th Street, New York, New York 10019, Fifth Floor, on August 12, 1996, at 10:00 a.m., local time, for the following purposes, all as more fully described in the attached Proxy Statement:

    1. To elect seven directors to serve for a term of one year and until their respective successors are elected and qualified.

    2. To approve the modification (the "Modification") of the terms of an escrow agreement (the "Escrow Agreement") pursuant to which an aggregate of 3,200,000 shares of Class B Common Stock owned by officers and directors of the Company are held. The Escrow Agreement currently contains conditions providing for the release of the subject shares if certain stock price and/or net income levels are reached within certain specified time frames. The Modification, if approved, will reduce certain of the stock price levels and extend certain of the specified times.

    3. To approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of the Company's Class A Common Stock for which options may be granted under such Plan.

    4. To approve the appointment by the Board of Directors of KPMG Peat Marwick LLP, certified public accountants, as independent auditors of the Company for the fiscal year ended October 31, 1996.

    5. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

  The Board of Directors has fixed the close of business on June 28, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

  A copy of the Company's Annual Report for the fiscal year ended October 31, 1995 is enclosed.

  YOU ARE EARNESTLY REQUESTED TO DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. THE PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS EXERCISE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE ANNUAL MEETING. THE PROMPT RETURN OF THE PROXY WILL BE OF ASSISTANCE IN PREPARING FOR THE ANNUAL MEETING AND YOUR COOPERATION IN THIS RESPECT WILL BE GREATLY APPRECIATED.

                                          By Order of the Board of Directors

                                          /s/ Lance Fieldman
                                          Lance Fieldman
                                           Secretary
July 11, 1996

                 YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES,
                 PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED
                      PROXY AND MAIL IT PROMPTLY IN THE
                           ENCLOSED RETURN ENVELOPE.

                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                               3070 W. POST ROAD
                              LAS VEGAS, NV 89118

                               ----------------

                           PROXY STATEMENT FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON AUGUST 12,
                                      1996

                               ----------------

  This Proxy Statement and the accompanying proxy are being furnished to stockholders of Interactive Flight Technologies, Inc., a Delaware corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use in voting at the Annual Meeting of Stockholders to be held at the Company's New York office located at 44 East 55th Street, New York, New York, Fifth Floor, on August 12, 1996, at 10:00 a.m., local time, and at any and all adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy, together with a copy of the Annual Report of the Company for the fiscal year ended October 31, 1995, including financial statements, are first being mailed or delivered to stockholders of the Company on or about July 11, 1996.

  At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

    1. To elect seven directors to serve for a term of one year and until their respective successors are elected and qualified.

    2. To approve the modification (the "Modification") of the terms of an escrow agreement (the "Escrow Agreement") pursuant to which an aggregate of 3,200,000 shares of Class B Common Stock owned by officers and directors of the Company are held. The Escrow Agreement currently contains conditions providing for the release of the subject shares if certain stock price and/or net income levels are reached within certain specified time frames. The Modification, if approved, will reduce certain of the stock price levels and extend certain of the specified times.

    3. To approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of the Company's Class A Common Stock for which options may be granted under such Plan.

    4. To approve the appointment by the Board of Directors of KPMG Peat Marwick LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1996.

  The enclosed proxy provides that each stockholder may specify that his or her shares be voted "for", "against" or "abstain" from voting with respect to each of the proposals. If the enclosed proxy is properly executed, duly returned to the Company in time for the Annual Meeting and not revoked, your shares will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR each of the proposals. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated.

  Any stockholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by: (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares; or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

  Representatives of KPMG Peat Marwick LLP, independent accountants of the Company, are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make any statements to the stockholders which they deem appropriate.

  Whether or not you attend the Annual Meeting, your vote is important. Accordingly, you are asked to sign and return the accompanying proxy regardless of the number of shares you own. Shares can be voted at the Annual Meeting only if the holder is represented by proxy or is present.

                      VOTING RIGHTS AND VOTING SECURITIES

VOTING AT THE ANNUAL MEETING

  The Board of Directors has fixed the close of business on June 28, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. On the Record Date, the Company had (i) 7,907,734 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and (ii) 4,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") issued and outstanding. Each stockholder of Class A Common Stock will be entitled to one vote per share, and each stockholder of Class B Common Stock will be entitled to six votes per share, either in person or by proxy, on each matter presented to the stockholders of the Company at the Annual Meeting.

  The holders of a majority of all of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the outstanding Common Stock represented in person or by proxy at the Annual Meeting is required to approve Proposal 1. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock, other than holders of shares of Common Stock who are party to the Escrow Agreement, is required to approve Proposal 2. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve Proposal 3 and Proposal 4.

  By virtue of their ownership of shares of Class B Common Stock, certain officers, directors and affiliates of the Company controlled approximately 65% of the outstanding voting power of the Common Stock on the Record Date. Such individuals have informed the Company of their intent to vote FOR all of the director nominees in Proposal 1 and to vote FOR Proposal 3 and Proposal 4. Under these circumstances, all of the directors nominated in Proposal 1 would be elected, and Proposal 3 and Proposal 4 would be approved, at the Annual Meeting. Because certain of such individuals are parties to the Escrow Agreement, such individuals will not be entitled to cast a vote with respect to Proposal 2. See "Proposal 2: Modification of Escrow Agreement."

                       PROPOSAL 1: ELECTION OF DIRECTORS

  The Company's Board of Directors currently consists of seven members. At the Annual Meeting this year or any adjournments or postponements thereof, seven directors are to be elected to serve for a term of one year and until their respective successors are elected and qualified. The seven nominees receiving the highest number of votes from holders of shares of the Common Stock of the Company represented and voting at the Annual Meeting will be elected to the Board of Directors of the Company. Abstentions and broker non-votes will have no effect on the election of the directors listed below. Each director so elected will hold office until the next annual meeting and until his successor is elected and qualified.

GENERAL

  Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. Should any of the listed persons be unable to accept nomination or election (which the Board of Directors does not anticipate), it is the intention of the persons named in the enclosed proxy to vote for the election of such persons as the Board of Directors may recommend.

REQUIRED AFFIRMATIVE VOTE

  Under Delaware law and the Bylaws of the Company, the election of directors requires a plurality vote of those shares of Common Stock represented in person or by proxy at the Annual Meeting.

INFORMATION REGARDING THE DIRECTORS AND NOMINEES FOR THE BOARD OF DIRECTORS OF THE COMPANY

  With the exception of General Alexander M. Haig, Jr., each of the nominees for election as director is now a director of the Company. Mr. Zukin was appointed on June 13, 1996, to succeed Donald H. Goldman as a director of the Company. Each incumbent director of the Company was nominated for re-election with the exception of Mr. Pollack. The persons named in the enclosed proxy intend to vote for the election of the nominees for director, who are listed below, unless the proxy is marked to indicate that such authorization is expressly withheld.

  The following table sets forth the names, ages and current positions with the Company of the nominees for director:

   NAME                  AGE                     POSITION
   ----                  ---                     --------
   Michail Itkis         32  Chief Executive Officer and Director
   Steven M. Fieldman    51  Vice President-Business Development and Director
   Yuri Itkis            54  Director
   Boris Itkis           27  Director
   Howard J. Tytel       49  Director
   James H. Zukin        47  Director
   General Alexander M.
    Haig, Jr.            71  Director Nominee

  MICHAIL ITKIS has been the Chief Executive Officer and a director of the Company since October 1994. Prior thereto, from January 1990, Mr. Itkis served as the director of product development of FortuNet, Inc. ("FortuNet"), a licensed gaining equipment manufacturer which distributes video gaming networks to casinos and other gaming establishments. The Company has an exclusive license from FortuNet for gaming technology for airline use. From May 1989 to November 1989, Mr. Itkis was project engineer for Computer Sciences Corp., a software development firm, and, from July 1985 to May 1989, was project engineer for TRW, Inc., a company engaged in defense system design.

  STEVEN M. FIELDMAN has been Vice President-Business Development and a director of the Company since October 1994 and was marketing representative for the Company from March 1994 to October 1994. From October 1991 to March 1994, Mr. Fieldman was an independent consultant in the market research field. From 1969 to October 1991, Mr. Fieldman was president of Lance Westfield U.S.A., Ltd., an executive search firm founded by Mr. Fieldman. Mr. Fieldman has a permanent medical disability that precludes him from devoting more than a maximum of approximately 20 hours per week to the Company.

  YURI ITKIS has been a director of the Company since October 1994. Since October 1989, Mr. Itkis has been the president and sole stockholder of FortuNet.

  BORIS ITKIS has been a director of the Company since October 1994. Since November 1990, Mr. Itkis has served as the director of engineering of FortuNet. From September 1987 to December 1991, Mr. Itkis was a student at the University of California, Los Angeles, from which he received a bachelor's degree in electrical engineering.

  HOWARD J. TYTEL has been a director of the Company since March 7, 1995. Mr. Tytel has been a director, executive vice president and general counsel of Sillerman Communications Management Corporation ("SCMC"), a diversified communications management firm, since 1985; a director and officer of Sillerman

Media Choices, Inc., an indirect general partner of Sillerman Communications Partners, L.P., an investment partnership, since 1989; and an officer and director of Legacy Broadcasting Inc. ("Legacy"), the general partner of Legacy Broadcast Partners, L.P., a radio stations operator, from 1991 to 1993. Mr. Tytel has been a director and executive vice president of SFX Broadcasting, Inc. ("SFX") since 1992. SCMC is the management consultant to SFX and to Multi-Market Radio, Inc. Mr. Tytel was a director and executive vice president of Legacy Broadcasting Inc. (a company unrelated to Legacy), which owned radio stations, and Metropolitan Broadcasting Corporation from 1986 to 1989, and 1988 to 1989, respectively. Mr. Tytel is also of counsel to the law firm of Baker & McKenzie, which has performed certain legal services on behalf of the Company.

  JAMES H. ZUKIN has been a director of the Company since June 13, 1996. Mr. Zukin is Senior Managing Director--Product Development, Chairman of the Executive Committee, and a member of the Board of Directors of Houlihan Lokey Howard & Zukin ("Houlihan Lokey"), a specialty investment banking firm. Prior to joining Houlihan Lokey in September 1976, Mr. Zukin was founder and director of ESOT Valuation Group at Marshall & Stevens and Vice President at Niederhoffer, Cross & Zeckhauser. Currently, Mr. Zukin is a member of the ESOP Association of America and the National Center for Employee Ownership, and a member of the Board of Directors of Recreation World, Inc. and of the Brandeis-Bardin Institute.

  GENERAL ALEXANDER M. HAIG, JR. is a nominee for director. General Haig is the Chairman and President of Worldwide Associates, Inc., a consulting firm which assists public and private corporations both here and abroad in developing and implementing marketing and acquisition strategies in addition to providing strategic advice on the domestic and international political, economic and security environment as will affect global commercial activities. General Haig graduated from the U.S. Military Academy in 1947, was commissioned a Second Lieutenant in the Army and served in Japan, Korea, Europe and Vietnam in a variety of military assignments. From 1962 to 1965 he served in the Pentagon and received the Distinguished Service Cross for heroism during his service in Vietnam in 1966 and 1967. Advancing through the military ranks, he was promoted to full General in 1972. General Haig was named White House Chief of Staff by President Nixon in 1973, at which point he retired from the military. In 1974, President Ford recalled General Haig to active duty as Commander-in-Chief, U.S. European Command, and was later appointed Supreme Allied Commander in Europe, responsible for NATO's military force until he retired in 1979. General Haig was elected President and Chief Operating Officer of United Technologies Corporation and a member of its Board of Directors in 1979. On January 22, 1981, General Haig was sworn in as the Nation's 59th Secretary of State under President Reagan. He resigned from this position on July 5, 1982. He was an official candidate (1987-1988) for the nomination of the Republican Party for the presidency of the United States. General Haig is member of the Board of Directors of America Online, Inc., Inteneuron Pharmaceutical, Inc., MGM Grand, Inc., and Progenitor, Inc. The Company has a consulting agreement with Worldwide Associates, Inc. and General Haig. See "Certain Relationships and Related Transactions."

  Yuri Itkis is the father, and Boris Itkis is the brother, of Michail Itkis.

  Directors serve until the next annual meeting or until their successors are elected and qualified, subject to the provisions of a stockholders' agreement. See "Certain Relationships and Related Transactions." Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment.

MEETINGS OF THE BOARD OF DIRECTORS

  The business affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed through various reports and documents sent to them, through operating and financial reports routinely presented at Board and committee meetings by Michail Itkis, as the Chairman of the Board, and other officers, and through other means. In addition, directors of the Company discharge their duties throughout the year not only by attending Board meetings, but also through personal meetings and other communications, including considerable telephone contact, with the Chief Executive Officer and others regarding matters of interest and concern to the Company.

  During the fiscal year ended October 31, 1995, the Company's Board of Directors held four formal meetings. Each person who was a director attended all of the Board meetings and any applicable committee meetings during fiscal 1995.

BOARD COMMITTEES

  The Company's Board of Directors has an Option Committee, an Audit Committee and a Compensation Committee but does not have a nominating committee. The members of each committee are appointed by the Board of Directors.

  Option Committee. The Option Committee reviews recommendations from management regarding the issuance of stock options by the Company and approves all such issuances. The Board of Directors first designated an Option Committee in October 1994, and appointed Mr. Boris Itkis and Mr. Dennis Pollack, a director of the Company who was not nominated for re-election, to serve as members thereon. The Option Committee held a committee meeting on October 3, 1995, and was in session during each of the meetings of the Board of Directors during fiscal 1995.

  Audit Committee. The Audit Committee recommends to the Board of Directors the auditing firm to be selected each year as independent auditors of the Company's financial statements and to perform services related to the completion of such audit. The Audit Committee also has responsibility for (i) reviewing the scope and results of the audit, (ii) reviewing the Company's financial condition and results of operations with management, (iii) considering the adequacy of the internal accounting and control procedures of the Company, and (iv) reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence. The Board of Directors first designated an Audit Committee in December 1995 and appointed Mr. Howard Tytel and Mr. Dennis Pollack, a director of the Company who was not nominated for re-election, to serve as members thereon. Accordingly, there was no Audit Committee in session during any of the meetings of the Board of Directors during fiscal 1995.

  Compensation Committee. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and administers the Company's stock incentive plan. The Compensation Committee currently consists of Michail Itkis and Lance Fieldman, and also included Donald H. Goldman until his resignation as of May 10, 1996. The Compensation Committee was in session at various times during fiscal 1995.

                  PROPOSAL 2: MODIFICATION OF ESCROW AGREEMENT

BACKGROUND

  In connection with the Company's initial public offering (the "IPO") in March 1995, the underwriter of the IPO (the "Underwriter") required that Messrs. Michail Itkis, Yuri Itkis, Boris Itkis, Donald H. Goldman, Steven M. Fieldman and Lance Fieldman (collectively, the "Escrowed Stockholders") deposit into escrow an aggregate of 3,200,000 shares of Class B Common Stock (the "Escrow Shares"), respectively. The Escrow Shares are subject to an Amended and Restated Escrow Agreement among the Company, the Escrowed Stockholders and an Escrow Agent dated as of November 30, 1994, as further amended by the Amended Escrow Agreement dated as of February 29, 1996 (the "Escrow Agreement"). The Escrow Agreement contains conditions providing for the release from escrow of the Escrow Shares if certain stock price and/or income levels are reached within certain specified time frames. The current terms of such release as set forth in the Escrow Agreement are set forth in detail below.

  Believing that the Company had shown substantial progress with respect to both stock price levels and development of the Company's business, the Escrowed Stockholders requested that the Underwriter consent to certain favorable modifications of the terms of release of the Escrow Shares, which consent is required pursuant to the terms of the Escrow Agreement. The Underwriter subsequently consented to such modifications. However, the Escrow Agreement requires that no such modifications will be effective without the prior consent of the holders of a majority of the outstanding shares of Common Stock, other than shares held by the Escrowed Stockholders. ACCORDINGLY, PROPOSAL 2 SEEKS TO OBTAIN THE CONSENT FROM THE STOCKHOLDERS OF THE COMPANY TO THE MODIFICATIONS TO THE TERMS OF THE ESCROW AGREEMENT SET FORTH BELOW.

CURRENT TERMS OF THE ESCROW AGREEMENT
RELATING TO RELEASE OF ESCROW SHARES

  Currently, the Escrow Agreement provides that of the Escrow Shares, 1,250,000 shares (the "First Released Shares") will be released from escrow, on a pro rata basis, if, and only if, one or more of the following conditions is/are met:

  (a) the Company's net income before provision for income taxes and exclusive of any extraordinary earnings (all as audited by the Company's independent certified public accountants) (the "Minimum Pretax Income") amounts to at least $5.9 million for the fiscal year ending October 31, 1995 or 1996;

  (b) the Minimum Pretax Income amounts to at least $8.0 million for the fiscal year ending October 31, 1997;

  (c) the Minimum Pretax Income amounts to at least $10.1 million for the fiscal year ending October 31, 1998;

  (d) the Bid Price (as defined) of the Company's Class A Common Stock averages in excess of $16.00 per share for 30 consecutive business days during the 18 month period commencing March 7, 1995;

  (e) the Bid Price of the Company's Class A Common Stock averages in excess of $20.00 per share for 30 consecutive business days during the 18 month period commencing 18 months from March 7, 1995; or

  (f) during the periods specified in (d) or (e) above, the Company is acquired by or merged into another entity in a transaction in which the value of the per share consideration received by the stockholders of the Company on the date of such transaction or at any time during the applicable period set forth in (d) or (e), respectively, equals or exceeds the applicable levels set forth in (d) or (e), respectively.

  The remaining 1,950,000 Escrow Shares (the "Second Released Shares") will be released from escrow if, and only if, one or more of the following conditions is met:

    (i) the Minimum Pretax Income amounts to at least $8.5 million for the fiscal year ending on October 31, 1995 or 1996;

    (ii) the Minimum Pretax Income amounts to at least $11.5 million for the fiscal year ending on October 31, 1997;

    (iii) the Minimum Pretax Income amounts to at least $14.5 million for the fiscal year ending on October 31, 1998;

    (iv) the Bid Price of the Company's Class A Common Stock averages in excess of $22.00 per share for 30 consecutive business days during the 18 month period commencing March 7, 1995; or

    (v) the Bid Price averages in excess of $28.00 per share for 30 consecutive business days during the 18 month period commencing 18 months from March 7, 1995; or

    (vi) during the periods specified in (iv) or (v) above, the Company is acquired by or merged into another entity in a transaction in which the value of the per share consideration received by the stockholders of the Company on the date of such transaction or at any time during the applicable period set forth in (iv) or (v), respectively, equals or exceeds the applicable levels set forth in (iv) or (v), respectively.

  The Minimum Pretax Income target for any year set forth above may be deferred one year for good cause by unanimous action of the unaffiliated directors of the Company (defined, for such purpose, as being those directors who have no beneficial interest in any of the Escrow Shares).

  The Minimum Pretax Income amounts set forth above shall (i) be calculated exclusively of any extraordinary earnings including, but not limited to, any charge to income resulting from release of the Escrow Shares, and (ii) be increased proportionately, with certain limitations, in the event additional shares of Common Stock or securities convertible into, exchangeable for or exercisable into Common Stock are issued after completion of this offering. The Bid Price amounts set forth above are subject to adjustment in the event of any stock splits, reverse stock splits or other similar events.

PROPOSED MODIFICATION OF THE TERMS OF THE
ESCROW AGREEMENT RELATING TO RELEASE OF ESCROW SHARES

  With respect to the First Released Shares, the proposed modifications are as follows: 250,000 of the First Released Shares will be released from escrow if the Bid Price of the Company's Class A Common Stock averages in excess of $13.00 per share (instead of $16.00 per share as currently provided) for 30 consecutive business days from the period when the holders of the Class A Common Stock approve the adoption of such modification (the "Commencement Date") through December 31, 1996 (instead of September 7, 1996 as currently provided); 250,000 of the First Released Shares will be released from escrow if the Bid Price of the Company's Class A Common Stock averages in excess of $14.00 per share (instead of $16.00 per share as currently provided) for 30 consecutive business days during the period from the Commencement Date through December 31, 1996 (instead of September 7, 1996 as currently provided); 750,000 of the First Released Shares will be released from escrow if the Bid Price of the Company's Class A Common Stock averages in excess of $16.00 per share for 30 consecutive business days during the period from the Commencement Date through December 31, 1996 (instead of September 7, 1996 as currently provided); and any and all remaining First Released Shares will be released from escrow if the Bid Price of the Company's Class A Common Stock averages in excess of $20.00 per share for 30 consecutive business days commencing January 1, 1997 (instead of October 7, 1996) and ending on March 6, 1998.

  With respect to the Second Released Shares, the proposed modification to the Escrow Agreement provides that all of the Second Released Shares will be released from escrow if the Bid Price of the Company's Class A Common Stock averages in excess of $19.00 (instead of $22.00 as currently provided) per share for 30 consecutive business days during the period from the Commencement Date through December 31, 1996 (instead of September 7, 1996 as currently provided); and any remaining Second Released Shares will be released from escrow if the Bid Price of the Company's Class A Common Stock averages in excess of $28.00 per share for 30 consecutive business days commencing January 1, 1997 (instead of October 7, 1996) and ending on March 6, 1998.

OTHER CURRENT TERMS OF THE ESCROW AGREEMENT

  Any money, securities, rights or property distributed in respect of the Escrow Shares, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, shall be held in escrow until release of the Escrow Shares. If none of the applicable Minimum Pretax Income or Bid Price levels set forth above have been met by January 31, 1999 (or January 31, 2000, in the event the one-year deferral is approved) the Escrow Shares, as well as any dividends or other distributions made with respect thereto, will be cancelled and contributed to the capital of the Company. The Company expects that the release of the Escrow Shares to officers, directors, employees and consultants of the Company will be deemed compensatory and, accordingly, will result in a substantial charge to reportable earnings, which would equal the fair market value of such shares on the date of release.

Such charge could substantially increase the loss or reduce or eliminate the Company's net income for financial reporting purposes for the period(s) during which such shares are, or become probable of being, released from escrow. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity, it may have a negative effect on the market price of the Company's securities.

  The Minimum Pretax Income and Bid Price levels set forth above were determined by negotiation between the Company and the Underwriter, and should not be construed to imply or predict any future earnings by the Company or any increase in the market price of its securities.

INTEREST OF CERTAIN PERSONS IN PROPOSED MODIFICATION

  All of the Escrowed Stockholders (other than Donald H. Goldman) are officers and/or directors of the Company. Each such Escrowed Stockholder is entitled to the following number of Escrow Shares upon release: Michael Itkis: 711,111; Yuri Itkis: 711,111; Boris Itkis: 711,111; Steven M. Fieldman: 453,333; and Lance Fieldman: 160,000. The proposed modification of the Escrow Agreement would relax the terms of release from escrow of the Escrow Shares, providing a direct benefit to the Escrowed Shareholders.

REQUIRED AFFIRMATIVE VOTE

  Under Delaware law and the terms of the Escrow Agreement, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, other than the Escrowed Stockholders, is required to approve Proposal 2. For this purpose, abstentions and broker non-votes will have the effect of a vote against the proposal.

  SINCE THE ESCROWED STOCKHOLDERS (OTHER THAN DONALD H. GOLDMAN) ARE OFFICERS, AND/OR DIRECTORS OF THE COMPANY, THE BOARD OF DIRECTORS IS NOT MAKING A RECOMMENDATION AS TO WHETHER THE STOCKHOLDERS SHOULD VOTE FOR OR AGAINST PROPOSAL 2.

        PROPOSAL 3: APPROVAL OF AMENDMENT TO THE 1994 STOCK OPTION PLAN

  The Board of Directors proposes that the Plan be amended to increase the aggregate number of shares of Class A Common Stock subject to issuance under the Plan by 1,800,000 shares from 600,000 shares to 2,400,000 shares. The proposed increase is intended to serve the purposes of the Plan, which are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors and to provide additional incentive by permitting such individuals to participate in the ownership of the Company.

  For a detailed description of the principle features of the Plan, see "Executive Compensation--Stock Options."

REQUIRED AFFIRMATIVE VOTE

  Under Delaware law and the Bylaws of the Company, approval of the amendment to the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting. For this purpose abstentions will have the effect of a vote against the proposal. However, broker non-votes, like shares not represented at the meeting, will neither be counted in favor of or against the proposal, nor increase or decrease the number of votes required for approval, and thus will have no effect on the outcome of the proposal.

  THE BOARD OF DIRECTORS BELIEVES THAT PROPOSAL 3 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 3.

        PROPOSAL 4: APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

  Effective May 10, 1995, the Company changed its independent accountants from Richard A. Eisner & Company LLP ("Eisner") to KPMG Peat Marwick ("Peat Marwick"). Management of the Company believes that the change in accounting firms was desirable since Peat Marwick has greater international experience than its former accountants, as well as a specialty in foreign tax issues, and management of the Company believes that such expertise will be desirable as the Company continues to develop its international business. Prior to the retention of Peat Marwick, neither the Company or any person on its behalf consulted with Peat Marwick regarding the application of accounting principals to any transaction or the types of audit opinion that might be rendered on the Company's financial statements. The decision to change accountants was recommended by the Board of Directors of the Company.

  There were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The auditor's report of Eisner included in the Company's financial statements for the fiscal year ended October 31, 1994 contains an explanatory paragraph indicating that, due to the Company's early stage of development, substantial losses since inception and expectation of continuing losses, there was substantial doubt about the Company's ability to continue as a going concern. Other than the foregoing, the audit report of Eisner for the fiscal year ended October 31, 1994 did not contain any adverse opinion or disclaimer of opinion. The stockholders are being asked to approve the appointment of Peat Marwick by the Board of Directors for the fiscal year ending October 31, 1996. In the event the appointment is not approved, the Board of Directors will reconsider its selection.

  Representatives of Peat Marwick are expected to be present at the Annual Meeting and available to respond to appropriate questions by stockholders. Such representatives also will be afforded an opportunity, should they so desire, to make any statements to the stockholders which they deem appropriate.

REQUIRED AFFIRMATIVE VOTE

  Under Delaware law and the Bylaws of the Company, approval of the appointment of KPMG Peat Marwick, certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1996 requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. For this purpose, abstentions will have the effect of a vote against the proposal. However, broker non-votes, like shares not represented at the meeting, will neither be counted in favor of or against the proposal, nor increase or decrease the number of votes required for approval, and thus will have no effect on the outcome of the proposal.

  The Board of Directors unanimously recommends that the stockholders vote FOR Proposal 4.

                            EXECUTIVE OFFICERS

  The following table sets forth the names, ages and current positions with the Company of the Company's executive officers:

   NAME                AGE              POSITION
   ----                ---              --------
   Michail Itkis       32  Chief Executive Officer
   Steven M. Fieldman  51  Vice President-Business Development
   Robert J. Aten      54  Chief Financial Officer
   Lance Fieldman      30  Secretary
   Lauren Snopkowski   33  Treasurer

  Background information for all executive officers other than Messrs. Robert Aten and Lance Fieldman and Ms. Lauren Snopkowski is provided above. See "Proposal 1: Election of Directors."

  Robert J. Aten, age 54, has been Chief Financial Officer of the Company since January 2, 1995. From December 1992 through December 1994, Mr. Aten was a self-employed certified public accountant and consultant. Prior thereto, from March 1990 to November 1992, Mr. Aten served as Chief Financial Officer and Secretary of Digital Planet, Inc., a company organized to provide music programming over cable networks that filed for bankruptcy protection in June 1993. From May 1985 through February 1990, Mr. Aten was Vice President-Finance, Chief Financial Officer, Secretary and a director of Coupon Systems, Inc., a company which dispensed discount coupons.

  Lance Fieldman, age 30, has been Secretary of the Company since November 1994. Prior thereto, Mr. Fieldman was director of sales at the architectural design and construction firms of Libman Wolfcouples from August 1994 to March 1995, and SPGA/MBA Inc. from September 1992 to July 1994. From 1990 to 1992, Mr. Fieldman was a real estate sales agent in the commercial real estate division of Williams Real Estate Company.

  Lauren Snopkowski, age 33, has been Treasurer of the Company since November 1994. From 1989 to 1994, Ms. Snopkowski was Vice President-Finance at FortuNet. Prior to attending business school beginning in 1987, from 1985 to 1987, Ms. Snopkowski was an investment manager at Prudential Insurance Company of America.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

  The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company for the fiscal period commencing February 1, 1994 (commencement of operations) through October 31, 1994 and the fiscal year ended October 31, 1995 (the "Fiscal Year") to (i) the Chief Executive Officer (the "CEO"), and (ii) the only other executive officer other than the CEO whose total annual compensation for the Fiscal Year exceeded $100,000 (the "Named Executive Officer"):

                         SUMMARY COMPENSATION TABLE(1)

                                                                     LONG TERM
                                                                    COMPENSATION
                                                          ANNUAL       AWARDS
                                                FISCAL COMPENSATION    STOCK
   NAME AND PRINCIPAL POSITION                   YEAR   SALARY ($)  OPTIONS (#)
   ---------------------------                  ------ ------------ ------------
   Michail Itkis, Chief Executive Officer......  1995    $125,000      15,000
                                                 1994         --          --
   Donald H. Goldman, President(2).............  1995    $150,000      10,000
                                                 1994         --          --

- --------
(1) Represents compensation paid pursuant to employment agreements. See "--Employment Agreements."
(2) Donald H. Goldman resigned as President as of May 10, 1996.

                          OPTION GRANTS IN FISCAL YEAR

  The following table sets forth the grant of stock options made during the Fiscal Year to the CEO and the Named Executive Officer:

                                         % TOTAL OPTIONS
                             OPTIONS GRANTED TO EMPLOYEES IN EXERCISE EXPIRATION
   NAME                      GRANTED   1995 FISCAL YEAR(1)   PRICE(2)    DATE
   ----                      ------- ----------------------- -------- ----------
   Michail Itkis............ 15,000           5.79%           $4.40   1/31/2005
   Donald H. Goldman........ 10,000           3.86%           $4.40   1/31/2005

- --------
(1) Based on a total of 259,000 options granted to employees during the Fiscal Year.
(2) Represents 110% of the fair market value of the Class A Common Stock on the date of grant.

                   AGGREGATED OPTION EXERCISES IN FISCAL YEAR
                            AND FY-END OPTION VALUE

  The following table provides certain information regarding stock option ownership and exercises by the CEO and the Named Executive Officer, as well as the number and assumed value of exercisable and unexercisable options held by those persons, at October 31, 1995:

                                                            NUMBER OF          VALUE OF
                                                           UNEXERCISED        UNEXERCISED
                                                             OPTIONS         IN-THE-MONEY
                                                          AT OCTOBER 31,      OPTIONS AT
                                                             1995 (#)     OCTOBER 31, 1995($)
                            SHARES ACQUIRED    VALUE       EXERCISABLE/      EXERCISABLE/
   NAME                     ON EXERCISE (#) REALIZED ($) UNEXERCISABLE(1)  UNEXERCISABLE(1)
   ----                     --------------- ------------ ---------------- -------------------
   Michail Itkis...........        --            --          15,000/0          $44,625/0
   Donald H. Goldman.......        --            --          10,000/0          $29,750/0

- --------
(1) Value of exercisable "in-the-money" options is equal to the difference between the closing bid price per share of the Class A Common Stock on the Nasdaq Small-Cap Market of $7.375 at October 31, 1995 and the option exercise price per share multiplied by the number of shares subject to options.

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with each of Michail Itkis, Steven M. Fieldman, Robert J. Aten, the Company's Chief Financial Officer, and Lance Fieldman, the Company's Secretary and Sales Manager for North America. The agreements have a term of one to three years and provide for per annum base salaries of $125,000, $50,000, $125,000 and $90,000, respectively, and the grant of options to purchase up to 15,000, 30,000, 30,000 and 5,000 shares of Class A Common Stock per year, respectively, at an exercise price equal to the fair market value on the date of grant, except for the first grant. Each agreement provides for 6 to 12 months severance pay (with certain offset provisions) if the employee is terminated by the Company under certain conditions. The agreements also provide that such individuals will not compete with the Company during the term of the agreements and for a period of three years thereafter. The agreement with Steve Fieldman provides for employment on a part-time basis, not to exceed 20 hours per week.

  Donald H. Goldman was employed by the Company as President until he resigned from the position as of May 10, 1996. Mr. Goldman left the Company voluntarily to pursue other interests. Further, one of Mr. Goldman's main responsibilities was in the area of entertainment programming. As the Company's operations have expanded, it became clear that the entertainment aspect of the Company's business will be based in Los Angeles, California, and Mr. Goldman does not wish to relocate at this time. Nevertheless, Mr. Goldman currently serves as consultant to the Company. See "--Consulting Arrangements."

CONSULTING ARRANGEMENTS

  The Company has a consulting agreement with Yuri Itkis (the "Itkis Consulting Agreement") that provides for annual payments of $100,000, and the grant of options to purchase 40,000 shares exercisable at $4.40 per share. The Company also has a consulting arrangement with Howard J. Tytel pursuant to which he received fees of $30,000 for the fiscal year ended October 31, 1995. Mr. Tytel's services to the Company included assistance in negotiating the FortuNet License, the Stockholders' Agreement, the employment agreements of the Company and consulting on various business and financial matters. In addition, the Company has a consulting arrangement with Donald H. Goldman that entitles Mr. Goldman to receive, for a period of 15 months from May 10, 1996, the same annual compensation and similar stock option rights as he was previously entitled to receive under his employment agreement with the Company. Under the consulting arrangement, Mr. Goldman will render such consulting, legal and other services to the Company as are requested by the Company, except that Mr. Goldman shall not be required to perform more than five hours of services for the Company in any month unless he and the Company mutually agree in advance on the services to be performed and the compensation to be paid to him therefor. Mr. Goldman agreed not to compete with the Company for a period of three years commencing on May 10, 1996. See "--Certain Relationships and Related Transactions."

DIRECTOR COMPENSATION

  Directors are reimbursed for expenses actually incurred in connection with each meeting of the Board of Directors or any Committee thereof attended. In addition, each of Messrs. Pollack and Tytel receives $1,000 for each Board meeting and $500 for each Committee meeting attended. Certain directors are entitled to automatic grants of options under the Company's 1994 Stock Option Plan. See "Stock Options--Directors' Options."

 Stock Options

  In October 1994, the Board of Directors adopted and in November 1994, the Company's stockholders approved, the 1994 Stock Option Plan (the "Plan") covering 600,000 shares of the Company's Class A Common Stock pursuant to which employees, officers and directors of, and consultants or advisers to, the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the Code and/or options that do not qualify as incentive options ("non-qualified options"). The Plan, which expires in September 2004, is administered by the Board of Directors or a committee of the Board of Directors, provided, however, that with respect to "officers" and "directors," as such terms are defined for the purposes of Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act, such committee shall consist of "disinterested" directors as defined in Rule 16b-3, but only if at least two directors meet the criteria of "disinterested" directors as defined in Rule 16b-3. The purposes of the Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors and to provide additional incentive by permitting such individuals to participate in the ownership of the Company, and the criteria to be utilized by the Board of Directors or the committee in granting options pursuant to the Plan will be consistent with these purposes. The Plan provides for automatic grants of options to certain directors in the manner set forth below under "--Directors' Options."

  PROPOSAL 3 OF THIS PROXY STATEMENT IS TO AMEND THE PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER TO 2,400,000.

  Options granted under the Plan may be either incentive options or non-qualified options. Incentive options granted under the Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Class A Common Stock on the date of the grant, except that the term of an incentive option granted under the Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Class A Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, such options will be treated as non-qualified options to the extent that the fair market value of the optioned shares exceeds $100,000. Additionally, the aggregate number of shares of Class A Common Stock that may be subject to options granted to any person in a calendar year shall not exceed 25% of the maximum number of shares of Class A Common Stock which may be issued from time to time under the Plan. Options granted under the Plan to officers, directors or employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 90 days of the date of termination of the employment relationship or directorship except that the options granted to Donald H. Goldman on February 20, 1996 will continue to vest and be exercisable through February 19, 2006, despite his resignation as President and a director of the Company. However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship or directorship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the committee determines. No option may be granted under the Plan after October 2004.

  Options may be granted only to such employees, officers and directors of, and consultants and advisors to, the Company or any subsidiary of the Company as the Board of Directors or the committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options. As of June 28, 1996, the number of current employees, officers and directors of the Company eligible to receive options under the Plan was approximately 50 persons, and the number of consultants and advisors to the Company eligible to receive grants under the Plan was three. An optionee may be granted more than one option under the Plan. The Board of Directors or the committee will, in its discretion, determine (subject to the terms of the Plan) who will be granted options, the time or times at which options shall be granted, and the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purpose of the Plan.

  Under the Plan, the optionee has none of the rights of a stockholder with respect to the shares issuable upon the exercise of the option until such shares shall be issued upon such exercise. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the Plan. During the lifetime of the optionee, an option shall be exercisable only by the optionee. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

  The Board of Directors may amend or terminate the Plan except that stockholder approval is required to effect a change so as to increase the aggregate number of shares that may be issued under the Plan (unless adjusted to reflect such changes as a result of a stock dividend, stock split, recapitalization, merger or consolidation of the Company), to modify the requirements as to eligibility to receive options, to increase materially the benefits accruing to participants or as otherwise may be required by Rule 16b-3 or Section 422 of the Code. No action taken by the Board may materially and adversely affect any outstanding option grant without the consent of the optionee.

  Under current tax law, there are no federal income tax consequences to either the employee or the Company on the grant of non-qualified options if granted under the terms set forth in the Plan. Upon exercise of a non-qualified option, the excess of the fair market value of the shares subject to the option over the option price (the "Spread") at the date of exercise is taxable as ordinary income to the optionee in the year it is exercised and is deductible by the Company as compensation for federal income tax purposes, if federal income tax is withheld on the Spread. However, if the shares are subject to vesting restrictions conditioned on future employment or the holder is subject to the short-swing profits liability restrictions of Section 16(b) of the Exchange Act of (i.e., is an executive officer, director or 10% stockholder of the Company) then taxation and measurement of the Spread is deferred until such restrictions lapse, unless a special election is made under Section 83(b) of the Code to report such income currently without regard to such restrictions. The optionee's basis in the shares will be equal to the fair market value on the date taxation is imposed and the holding period commences on such date.

  Incentive option holders incur no regular federal income tax liability at the time of grant or upon exercise of such option, assuming that the optionee was an employee of the Company from the date the option was granted until 90 days before such exercise. However, upon exercise, the Spread must be added to regular federal taxable income in computing the optionee's "alternative minimum tax" liability. An optionee's basis in the shares received on exercise of an incentive stock option will be the option price of such shares for regular income tax purposes. No deduction is allowable to the Company for federal income tax purposes in connection with the grant or exercise of such option.

  If the holder of shares acquired through exercise of an incentive option sells such shares within two years of the date of grant of such option or within one year from the date of exercise of such option (a "Disqualifying Disposition"), the optionee will realize income taxable at ordinary income rates. Ordinary income is reportable during the year of such sale equal to the difference between the option price and the fair market value of the shares at the date the option is exercised, but the amount includable as ordinary income shall not exceed the excess, if any, of the proceeds of such sale over the option price. In addition to ordinary income, a Disqualifying Disposition may result in taxable income subject to capital gains treatment if the sales proceeds exceed the optionee's basis in the shares (i.e., the option price plus the amount includable as ordinary income). The amount of the optionee's taxable ordinary income will be deductible by the Company in the year of the Disqualifying Disposition.

  At the time of sale of shares received upon exercise of an option (other than a Disqualifying Disposition of shares received upon the exercise of an incentive option), any gain or loss is long-term or short-term capital gain or loss, depending upon the holding period. The holding period for long-term capital gain or loss treatment is more than one year.

  On February 20, 1996, the Board of Directors granted options to purchase the following number of shares, all at an exercise price of $11.00 per share, under the Plan: Michail Itkis, 75,000; Steven Fieldman, 25,000; Donald Goldman, 25,000; Lance Fieldman, 35,000; Yuri Itkis, 50,000; and Lauren Snopkowski, 10,000. The foregoing is not intended to be an exhaustive analysis of the tax consequences relating to stock options issued under the Plan. For instance, the treatment of options under state and local tax laws, which is not described above, may differ from the treatment for federal income tax purposes.

  As of June 28, 1996, options to purchase an aggregate of 603,500 shares have been granted under the Plan at exercise prices of between $4.40 and $16.125 per share, of which 50,000 had been exercised and 56,500 had been forfeited. Accordingly, as of June 28, 1996, options to purchase 547,000 shares were outstanding under the Plan. The Company has filed a registration statement with the Commission covering the 600,000 shares of Class A Common Stock issuable upon exercise of options granted under the Plan. Certain forfeited options have been reissued by the Company such that options have been granted with respect to an aggregate of 603,500 shares, albeit the total number of optioned shares has never exceeded 600,000. The Company intends to amend the registration statement filed with the Commission to cover the additional 1,800,000 shares of Class A Common Stock which will become available for issuance if Proposal 3 of this Proxy Statement is approved at the Annual Meeting.

 Directors' Options

  The provisions of the Plan provide for the automatic grant of non-qualified stock options to purchase shares of Common Stock ("Director Options") to directors of the Company who are not employees or principal stockholders of the Company ("Eligible Directors"). Eligible Directors of the Company were granted a Director Option to purchase 10,000 shares of Class A Common Stock on March 7, 1995 ("Initial Director Option"). Further, commencing on the day immediately following the date of the annual meeting of stockholders for the Company's fiscal year ending October 31, 1996, each Eligible Director, other than directors who received an Initial Director Option since the last annual meeting, will be granted a Director Option to purchase 1,000 shares of Common Stock ("Automatic Grant") on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the Class A Common Stock on the date of grant, except for directors who receive incentive options and who own more than 10% of the voting power, in which case the exercise price shall be not less than 110% of the fair market value on the date of grant. Director Options are exercisable in four equal annual installments, commencing one year from the date of grant. Director Options will expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In March 1994, the Company sold 566,666, 566,666 and 200,001 shares of Class B Common Stock to Donald H. Goldman, Steven M. Fieldman and Lance Fieldman, respectively, for an aggregate purchase price of $25,000. The purchase price was paid between February and August 1994 through a series of cash contributions to capital resulting in a purchase price per share of $.02. In addition, Donald H. Goldman and Steven M. Fieldman provided advances to the Company during the period from March to October 1994 aggregating $39,125 and $44,375, respectively. These advances were repaid from the proceeds of the Bridge Financing on October 31, 1994, without interest, although Mr. Fieldman subsequently repaid to the Company $9,748 representing an excess reimbursement.

  In March 1994, the Company sold 888,889 shares of Class B Common Stock to each of Michail Itkis, Yuri Itkis and Boris Itkis for an aggregate purchase price of $50,000. The purchase price was paid between June and July 1994 through cash contributions to capital resulting in a purchase price per share of $.02. Such cash contributions were advanced by FortuNet on behalf of each such individual, and each such individual has repaid to FortuNet all such amounts in full. In addition, from February to October 31, 1994, FortuNet incurred expenses on behalf of the Company of $130,057 for which it was paid out of the proceeds of the Bridge Financing on October 31, 1994.

  Each of Donald H. Goldman, Steven M. Fieldman and his wife, jointly, Michail Itkis and his wife, jointly, and Boris Itkis invested $50,000 in the Bridge Financing in October 1994 (on the same terms as the non-affiliated investors) and, accordingly, each received Notes in such principal amount, which were repaid from the proceeds of the IPO, and 25,000 Bridge Warrants (which were exchanged for 25,000 Class A Warrants upon completion of the IPO). Donald H. Goldman was the President and a director of the Company, Steven M. Fieldman is the Vice President--Business Development and a director of the Company, and Lance Fieldman is the Secretary and an employee of the Company and the son of Steven M. Fieldman. Michail Itkis is the Chief Executive Officer and a director of the Company, and Yuri Itkis and Boris Itkis are directors of the Company. Yuri Itkis is the father, and Boris Itkis is the brother, of Michail Itkis.

  In October 1994, the Company entered into the FortuNet License with FortuNet which provides for an annual license fee of $100,000 and the payment to FortuNet for support services at a rate equal to 108% of FortuNet's costs for such services. The Company simultaneously entered into the Itkis Consulting Agreement with Yuri Itkis, which provides for an annual consulting fee of $100,000 and the grant of stock options to purchase 40,000 shares of Class A Common Stock at an exercise price of $4.40 per share, being equal to 110% of the fair market value on the date of grant. Yuri Itkis, a director and principal stockholder of the Company, is the President and sole stockholder of FortuNet and Boris Itkis, a director of the Company and a son of Yuri Itkis, is an employee of FortuNet. Michail Itkis, the Chief Executive Officer and a director of the Company, is also a son of Yuri Itkis and was an employee of FortuNet until October 1994. The FortuNet License was entered into after extensive negotiations between the parties and the Company believes that the terms of the agreement are no less favorable to the Company than could be obtained from an unaffiliated third party.

  In the first quarter of fiscal 1996, the Board of Directors paid Howard J. Tytel, a director of the Company, a fee of $75,000 for engaging in successful negotiations regarding certain financing arrangements for the Company.

  In October 1994, the Company entered into a stockholders' agreement with Yuri Itkis, Michail Itkis, Boris Itkis, Steven M. Fieldman, Donald H. Goldman and Lance Fieldman (the "Stockholders' Agreement"). In May 1996, in connection with Mr. Goldman's resignation as President and a director of the Company, the parties to the Stockholders' Agreement entered into an agreement which terminated the Stockholders' Agreement as to Mr. Goldman and caused all references to him in the Stockholders' Agreement to be deleted, but without modifying the Stockholders' Agreement as to the other parties thereto. The Stockholders' Agreement generally covers certain corporate governance matters. Prior consent of each of the stockholder parties to the Stockholders' Agreement except Mr. Goldman (each, a "Stockholder") is required for any future issuance of Class A Common Stock by the Company which requires stockholder approval and which includes an issuance to any of the Stockholders in an amount disproportionate to the other Stockholders. Each of Boris Itkis and Michail Itkis is entitled to nominate one director. Yuri Itkis is entitled to nominate two directors, one of whom must be a non-affiliated outside director, and Steven Fieldman and Lance

Fieldman as a group (the "Fieldman Stockholders"), are entitled to nominate three directors, one of whom must be a non-affiliated outside director. Each Stockholder agreed to vote all the shares of Common Stock owned by him for the election of the directors so nominated and not to take any action to remove any director so elected (except for the director(s) nominated by such Stockholder).

  Corporate decisions are required to be made by the majority of the directors of the Company, provided that such majority includes at least one director nominated by Boris Itkis, Michail Itkis or Yuri Itkis (as a group, the "Itkis Stockholders") and one director nominated by the Fieldman Stockholders. In addition, except for public sales of their Common Stock pursuant to a registration statement, Rule 144 under the Securities Act of 1933, as amended, or otherwise, the Company and the other Stockholders have a right of first refusal to purchase any shares of a Stockholder desiring to sell, transfer, pledge or otherwise dispose of their shares (except that this restriction does not apply to a disposition by an Itkis Stockholder to any of the Itkis Stockholders or by a Fieldman Stockholder to any of the Fieldman Stockholders).

  Each Stockholder also agreed in the Stockholders' Agreement, for so long as he is a stockholder of the Company and for a period of three years thereafter, not to compete with the Company. Mr. Goldman similarly agreed not to compete with the Company after his resignation for a period of three years commencing on May 10, 1996.

  The Stockholders' Agreement will terminate in the event that the Itkis Stockholders or the Fieldman Stockholders beneficially own less than one-third of the aggregate amount of the shares owned by such stockholders on the date of the agreement.

  On April 12, 1996, the Company offered the holders of the Company's Class A Redeemable Stock Purchase Warrants who exercise their Class A Warrants pursuant to the offer, (i) to issue an extra 1/2 Class B Redeemable Stock Purchase Warrant (in addition to the securities currently underlying the Class A Warrants) for each Class A Warrant so exercised and (ii) to reduce the exercise price of Class A Warrants to $5.75 per share (from $7.00 per share) for each Class A Warrant exercised. The Company completed its exercise offer on May 17, 1996, and received net proceeds of approximately $25,205,000 net of the underwriter's commission's and expenses of approximately $1,600,000.

  The Company has employment agreements with each of its executive officers and has granted such officers options to purchase shares of Class A Common Stock. The Company also has an employment agreement with Lance Fieldman, the Company's Secretary and Sales Manager for North America. See "Executive Compensation-Employment Agreements." Michail Itkis's wife, Lauren Snopkowski, and sister-in-law, Jennifer Snopkowski, are also employees of the Company and receive annual compensation of $105,250 and $80,000, respectively. Background information for Lance Fieldman and Lauren Snopkowski is provided above. See "Executive Officers." Jennifer Snopkowski, the Company's Product Engineering Manager, was a project engineer for Hughes Aircraft Company for over 10 years, and has masters and bachelors degrees in Mechanical Engineering from the Massachusetts Institute of Technology.

  On April 8, 1996, the Company entered into a consulting agreement (the "Haig Consulting Agreement") with General Alexander M. Haig, Jr. and Worldwide Associates, Inc., a corporation controlled by General Haig. Pursuant to the Haig Consulting Agreement, General Haig will provide strategic advisory services for the Company to advance the Company's interests worldwide. In consideration of such services, during the three-year term of the Haig Consulting Agreement the Company will pay an aggregate of $50,000 annually and a fee of one percent (1%) of gross revenues received by the Company from customers obtained through the significant advice or assistance provided by General Haig. The Haig Consulting Agreement contemplates that, subject to the stockholder approval thereof at the Annual Meeting, General Haig would become a director of the Company and receive options to acquire an aggregate of 150,000 shares of Class A Common Stock over a three-year period.

  In May 1996, in connection with Donald H. Goldman's resignation as President and a director of the Company, the Company and Mr. Goldman agreed that Mr. Goldman will render such consulting, legal and other services to the Company, consistent with his experience and background and subject to his other business commitments, as may be reasonably requested by the Company's then President or Chief Executive Officer during the 15 month period commencing on May 10, 1996 (the "Consulting Term"). The Company agreed to pay Mr. Goldman at the rate of $150,000 per year during the Consulting Term and to grant Mr. Goldman an option to purchase 10,000 shares of Class A Common Stock in the event that either or both of Messrs. Michail Itkis and Steven Fieldman receive compensatory options during the Consulting Term.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of the Record Date regarding the ownership of Class A Common Stock and Class B Common Stock by (i) each person known by the Company to own beneficially more than five percent of any class of outstanding Common Stock, (ii) each director of the Company, (iii) each "named executive officer" as defined under the rules and regulations of the Securities Act of 1933, as amended, and (iv) all executive officers and directors of the Company as a group.

                                 CLASS B              CLASS A
                             COMMON STOCK(2)      COMMON STOCK(2)
                            --------------------- ---------------------
                                                                        PERCENT
                                          PERCENT NUMBER        PERCENT OF TOTAL
   NAME AND ADDRESS OF       NUMBER         OF      OF            OF     VOTING
   BENEFICIAL OWNER(1)      OF SHARES      CLASS  SHARES         CLASS  POWER(3)
   -------------------      ---------     ------- -------       ------- --------
Michail Itkis.............    888,889(4)   22.2%   15,000(5)(6)    *      16.8%
Donald H. Goldman.........    566,666      14.2    22,500(7)       *      10.8
Steven M. Fieldman........    566,666(8)   14.2    30,000(9)       *      10.8
Yuri Itkis................    888,889(10)  22.2    40,000(11)      *      16.9
Boris Itkis...............    888,889(12)  22.2    50,000(13)      *      16.9
Lance Fieldman............    180,001(14)   4.5       -- (15)      *       3.4
Dennis Pollack............        --        --     10,000(16)      *        *
Howard J. Tytel...........        --        --     10,000(16)      *        *
All executive officers and
 directors of the Company
 as a group (nine
 persons).................  3,413,334      85.3%  180,047(17)     2.2%    64.6%

- --------
  * Less than 1%.

 (1) Except as otherwise indicated, the address of each beneficial owner is c/o Interactive Flight Technologies, Inc., 3070 West Post Road, Las Vegas, Nevada 89118. Donald H. Goldman's address is 5B Orchard Beach Road, Port Washington, New York 11050. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, except that the Itkis Stockholders and the Fieldman Stockholders have agreed to vote their shares as a group in certain cases. See "Certain Relationships and Related Transactions."

 (2) Shares of Class B Common Stock convert on a share for share basis into shares of Class A Common Stock automatically upon their transfer to any person other than another Class B stockholder. Of the 4,000,000 shares of Class B Common Stock, 3,200,000 are shares held in escrow. See "Proposal 2: Modification of Escrow Agreement."
 (3) Based on 4,000,000 shares of Class B Common Stock, each of which has six votes per share, and 7,907,734 shares of Class A Common Stock outstanding, except that shares underlying options to purchase Class A Common Stock exercisable within 60 days are deemed to be outstanding for purposes of calculating the percentage owned by the holder of such options.
 (4) Excludes shares owned by Yuri Itkis and Boris Itkis, Michail Itkis' father and brother, respectively, as to which shares Michail Itkis disclaims beneficial ownership.
 (5) Includes 15,000 shares issuable upon exercise of currently exercisable options.

 (6) Excludes (i) 5,000 shares issuable upon exercise of currently exercisable options held by Mr. Itkis' wife, an employee of the Company, as to which Mr. Itkis disclaims beneficial ownership, and (ii) 75,000 shares issuable upon exercise of options granted under the Company's 1994 Stock Option Plan, which are not exercisable within 60 days. See "Executive Compensation--Stock Options."
 (7) Includes 10,000 shares issuable upon exercise of currently exercisable options, and excludes 25,000 shares issuable upon exercise of options granted under the Company's 1994 Stock Option Plan, which are not exercisable within 60 days. See "Executive Compensation--Stock Options."
 (8) Excludes shares owned by Lance Fieldman, Steven Fieldman's son, as to which shares Steven Fieldman disclaims beneficial ownership.
 (9) Includes 30,000 shares issuable upon exercise of currently exercisable options, and excludes 25,000 shares issuable upon exercise of options granted under the Company's 1994 Stock Option Plan, which are not exercisable within 60 days. See "Executive Compensation--Stock Options."
(10) Excludes shares owned by Michail Itkis and Boris Itkis, as to which shares Yuri Itkis disclaims beneficial ownership.
(11) Includes 40,000 shares issuable upon exercise of currently exercisable options, and excludes 50,000 shares issuable upon exercise of options granted under the Company's 1994 Stock Option Plan, which are not exercisable within 60 days. See "Executive Compensation--Stock Options."
(12) Excludes shares owned by Michail Itkis and Yuri Itkis, as to which shares Boris Itkis disclaims beneficial ownership.
(13) Represents 50,000 shares issuable upon exercise of Class A Warrants.
(14) Excludes shares owned by Steven Fieldman, as to which shares Lance Fieldman disclaims beneficial ownership.
(15) Excludes 35,000 shares issuable upon exercise of options granted under the Company's 1994 Stock Option Plan, which are not exercisable within 60 days. See "Executive Compensation--Stock Options."

(16) Represents 10,000 shares issuable upon exercise of options exercisable within 60 days.

(17) Includes 105,000 shares issuable upon exercise of options which are exercisable within 60 days, and 50,000 shares issuable upon exercise of Class A Warrants held by executive officers and directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  The Securities and Exchange Commission (the "Commission") has comprehensive rules relating to the reporting of securities transactions by directors, officers and stockholders who beneficially own more than 10% of the Company's Common Stock (collectively, the "Reporting Persons"). These rules are complex and difficult to interpret. Based solely on a review of Section 16 reports received by the Company from Reporting Persons, the Company believes that no Reporting Person has failed to file a Section 16 report on a timely basis during the most recent fiscal year (or prior fiscal years which was discovered prior to the filing of the Company's Annual Report on Form 10-KSB).

                           1997 STOCKHOLDER PROPOSALS

  In order for stockholder proposals for the 1997 Annual Meeting of Stockholders to be eligible for inclusion in the Company's 1997 Proxy Statement, they must be received by the Company at its principal executive offices, (Attn: Secretary), prior to December 31, 1996. The Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in the Company's 1997 Proxy Statement for the Annual Meeting.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that are to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on behalf of the stockholders they represent in accordance with their best judgment.

                            SOLICITATION OF PROXIES

  The cost of this solicitation of proxies will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. The Company will reimburse American Stock Transfer & Trust Company for forwarding proxy materials to beneficial owners and serving as inspectors of election. The total estimated cost for this solicitation of proxies is $30,000, and the total expenditures to date for, in furtherance of, or in connection with this solicitation of proxies is $20,000.

  THE COMPANY SHALL PROVIDE TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, AS AMENDED, FOR THE FISCAL YEAR ENDED OCTOBER 31, 1995, UPON THE WRITTEN REQUEST THEREFOR TO INTERACTIVE FLIGHT TECHNOLOGIES, INC., 3070 W. POST ROAD, LAS VEGAS, NV 89118, ATTENTION: ROBERT
J. ATEN, CHIEF FINANCIAL OFFICER.

                                          /s/ Lance Fieldman
                                          Lance Fieldman
                                           Secretary

July 11, 1996

                                     PROXY
                     INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Michail Itkis and Steven M. Fieldman (with full power to act without the other and with power to appoint his substitute) as the undersigned's proxies to vote all shares of Common Stock of the undersigned in INTERACTIVE FLIGHT TECHNOLOGIES, INC., a Delaware corporation (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's New York Office located at 44 East 55th Street, New York, New York 10019, Fifth Floor, on August 12, 1996, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof as follows:

  1. ELECTION OF DIRECTORS

     [_] FOR all nominees listed below (except as marked to the contrary below)

     [_] WITHHOLD AUTHORITY to vote for all nominees listed below

  James H. Zukin; Michail Itkis; Steven M. Fieldman; Yuri Itkis; Boris Itkis; Howard J. Tytel; Alexander M. Haig, Jr.

  INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

  -------------------------------------------------------------------

  2. Proposal to approve the modification of the terms of an Escrow Agreement relating to the Escrow Shares owned by officers and directors of the Company.
                     [_] FOR [_] AGAINST [_] ABSTAIN

  3. Proposal to approve an amendment to the Company's 1994 Stock Option Plan (the "Plan") to increase the number of shares of the Company's Class A Common Stock for which options may be granted under the Plan to 2,400,000, as described more fully in the Proxy Statement accompanying this Proxy.
  4. Proposal to approve the Board of Directors' appointment of KPMG Peat Marwick LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1996.

                     [_] FOR [_] AGAINST [_] ABSTAIN

  5. In their discretion such other business as may properly come before the meeting and any and all adjournments thereof.
  PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE


THE SHARES OF CLASS A COMMON STOCK AND/OR CLASS B COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE FOREGOING INSTRUCTIONS. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on August 12, 1996 and the Proxy Statement of the Company, each dated July 11, 1996, and the Company's Annual Report for the fiscal year ended October 31, 1995.

The undersigned hereby revokes any proxy to vote shares of Class A Common Stock and/or Class B Common Stock of the Company heretofore given by the undersigned.

                                          Dated _______________________________

                                          -------------------------------------
                                                        Signature

                                          -------------------------------------
                                               Signatures, if held jointly

                                          -------------------------------------
                                                  Title (if applicable)
                                          Please date, sign exactly as name
                                          appears on this proxy, and promptly
                                          return in the enclosed envelope.
                                          When signing as guardian, executor,
                                          administrator, attorney, trustee,
                                          custodian, or in any other similar
                                          capacity, please give full title. If
                                          a corporation, sign in full
                                          corporate name by president or other
                                          authorized officer, giving title,
                                          and affix corporate seal. If a
                                          partnership, sign in partnership
                                          name by authorized person. In the
                                          case of joint ownership, each joint
                                          owner must sign.